Exhibit 10.1

TRIUMPH GROUP, INC. STOCKHOLDERS AGREEMENT

Dated as of March 23, 2010

			Page

	8.11	Specific Performance	31
	8.12	No Third Party Beneficiaries	31
	8.13	Notices	31

Annex A		Investor Ownership
Annex B		List of Employees Subject to No-Hire
Annex C		Covered Individuals

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          STOCKHOLDERS AGREEMENT, dated as of March 23, 2010 (as it may be amended from time to time, this “Agreement”), among (i) Triumph Group,, a Delaware corporation (the “Company”), (ii) Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Island exempted limited partnership, Carlyle-Aerostructures Partners, L.P., a Delaware limited partnership, CHYP Holdings, L.L.C., a Delaware limited liability company, Carlyle-Aerostructures Partners II, L.P., a Delaware limited partnership, CP III Coinvestment, L.P., a Delaware limited partnership, C/S International Partners, a Cayman Island exempted limited partnership, Carlyle-Aerostructures International Partners, L.P., a Cayman Island exempted limited partnership, Carlyle-Contour Partners, L.P., a Delaware limited partnership, Carlyle SBC Partners II, L.P., a Delaware limited partnership, Carlyle International Partners III, L.P., a Cayman Island exempted limited partnership, Carlyle-Aerostructures Management, L.P., a Delaware limited partnership, Carlyle-Contour International Partners, L.P., a Cayman Island exempted limited partnership, and Carlyle Investment Group, L.P., a Delaware limited partnership (each an “Initial Investor” and collectively, the “Initial Investors”) and (iii) TC Group, L.L.C. (“Carlyle”), a Delaware limited liability company.

W I T N E S S E T H:

          WHEREAS, on the date hereof, the Company, Spitfire Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Vought Aircraft Industries, Inc. (“Target”), a Delaware corporation, and Carlyle, as the Holder Representative, have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into Target (the “Merger”) and, as soon as reasonably practicable following the Merger, Target will be merged with and into a direct wholly owned limited liability company subsidiary of the Company;

          WHEREAS, the Initial Investors will receive cash and shares (“Shares”) of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) in the Merger; and

          WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investors’ ownership of the Shares.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

          1.1 Composition of the Board of Directors at the Closing. At the Closing, (i) the number of directors on the Company’s board of directors (the “Board”) shall be increased by three and (ii) the Board will appoint three Investor Designees to the Board. The initial Investor

Directors shall be (i) Adam Palmer, (ii) Elmer Doty and (iii) an individual designated by Carlyle on behalf of the Investors and approved by the Company (such approval not to be unreasonably withheld) prior to the Closing Date; provided that if any such person is unable or unwilling to serve as an Investor Director, then the Investors and the Company will agree on a mutually acceptable replacement.

          1.2 Composition of the Board of Directors Following Closing.

          (a) Following the Closing and until an Investor Rights Termination Event, subject to compliance with Section 1.2(c), at each annual or special meeting of stockholders of the Company at which directors are to be elected to the Company’s Board, the Company will nominate and use its reasonable best efforts to cause the election to the Company’s Board of a slate of directors which includes: (i) if the Investor Percentage Interest equals or exceeds 66.67% (the “First Threshold”), three Investor Designees; (ii) if the Investor Percentage Interest is less than the First Threshold but equals or exceeds 33.33% (the “Second Threshold”), two Investor Designees; and (iii) if the Investor Percentage Interest is less than the Second Threshold, one Investor Designee.

          (b) Subject to the last sentence of this Section 1.2(b), until the later to occur of (i) the expiration of the Standstill Period and (ii) the third anniversary of the Closing Date, each Investor agrees to cause each Share Beneficially Owned by it to be present in person or represented by proxy at all meetings of stockholders of the Company at which directors are to be elected to the Board, so that each such Share shall be counted as present for determining the presence of a quorum at such meetings and to support and cause each such Share to be voted in favor of those persons nominated by the Board or the Nominating and Corporate Governance Committee. The obligations set forth in the preceding sentence shall not apply during any period in which the Standstill Period is suspended pursuant to the terms of Section 2.2(b), provided that such obligations shall again apply from and after the date on which the Standstill Period resumes pursuant to the terms of Section 2.2(b).

          (c) The Investors shall notify the Company of the identity of the proposed Investor Designees, in writing, on or before the time such information is reasonably requested by the Board or Nominating and Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders, together with all information about the proposed Investor Designees as shall be reasonably requested by the Board or the Nominating and Corporate Governance Committee; provided however, that in no event shall the Company require more information from the Investors regarding the proposed Investor Designees than is required for any other person nominated for election to the Board; provided further that in the event the Investors fail to provide any such notice, the persons then serving as the Investor Directors shall be deemed to be the Investor Designees for such meeting.

          (d) In the event of the death, disability, resignation or removal of an Investor Director (other than pursuant to Section 1.6), the Board will promptly appoint to the Board a replacement Investor Director designated by the Investors to fill the resulting vacancy, and such individual shall then be deemed an Investor Director for all purposes hereunder; provided that if an Investor Director is removed for cause, the replacement Investor Director will not be the same person who was removed. The Board will not remove, or recommend to the stockholders of the Company removal of, an Investor Director without the prior written consent of the Investors unless such Investor Director is no longer eligible for designation as an Investor Director pursuant to clause (ii) or (iii) of the first sentence of Section 1.3 hereof.

          (e) In the event an Investor Designee fails to be elected to the Board following any annual or special meeting of the stockholders at which the Investor Designee stood for election but was nevertheless not elected, (i) the Company will promptly (and in any event within two (2) Business Days of such annual or special meeting of stockholders) appoint such Investor Director to the Board either by expanding the size of the Board or causing a non-Investor Director to resign, and such individual shall then be deemed an Investor Director for all purposes hereunder, (ii) the Board will not hold any meeting or take any material action between the date and time of such annual or special meeting of stockholders and the appointment of such Investor Director as contemplated by clause (i) of this sentence, other than the actions contemplated by clause (i) of this sentence and any meeting held solely for the purpose of taking such actions, (iii) the Investors will use commercially reasonable efforts to identify within ninety (90) days a replacement Investor Designee (a “Replacement Designee”) who is reasonably acceptable to the Board or Nominating and Corporate Governance Committee and (iv) upon identification of such Replacement Designee, Investors will use their reasonable best efforts to cause the Investor Designee appointed to the Board pursuant to clause (i) of this sentence to resign from the Board and, contemporaneously with (but subject to) such resignation, the Company will appoint such Replacement Designee to fill the vacancy on the Board caused by such resignation.

          (f) The Company will at all times provide the Investor Directors with the same rights to indemnification that it provides to the other members of the Board.

          (g) For so long as (i) the Investors are entitled to designate at least one Investor Director and (ii) Carlyle Partners III, L.P. (the “Initial VCOC Investor”) holds Shares, the Initial VCOC Investor shall be entitled to designate one of the Investor Directors.

          1.3 Objection to Investor Designee. Notwithstanding the provisions of this Article I, the Investors will not be entitled to designate any person to the Board as of any date (or any committee thereof) pursuant to this Article I, in the event that (i) the election of such Investor Designee to the Board would cause the Company to be not in compliance with Applicable Law (other than the director independence requirements of any SRO), (ii) such Investor Designee has been the subject of a conviction or proceeding enumerated in Item 2(d) or (e) of Schedule 13D, (iii) such Investor Designee is or has been a party to a proceeding, or is subject to an order, judgment or decree, of the type enumerated in Item 401(f) of Regulation S-K in the five (5) year period preceding such date or is subject to any order, decree or judgment of any court or agency prohibiting service as a director of any public company or (iv) such Investor Designee is not reasonably acceptable to the Board or Nominating and Corporate Governance Committee; provided that for the purposes of this clause (iv) the persons specified in Section 1.1 as the initial Investor Directors shall be deemed to be acceptable to the Board and Nominating and Corporate Governance Committee for so long as this Agreement remains in effect. In any such case described in clauses (i), (ii), (iii) or (iv) of the immediately preceding sentence, the Investors will withdraw the designation of such proposed Investor Designee and designate a replacement therefor (which replacement Investor Designee will also be subject to the requirements of this Section 1.3). The Company will notify the Investors of any objection to an Investor Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Investors to propose a replacement Investor Designee or Investor Designees, as the case may be, in accordance with the terms of this Agreement.

          1.4 Veto Rights. Until the occurrence of any Investor Rights Termination Event, without the prior consent of the Investors, except as required by Applicable Law, the Company shall not take any action to cause the amendment of, or amend, its charter or bylaws in a manner that is adverse to, or limits, any of the Investors’ rights under Article I of this Agreement or imposes restrictions on the transfer of any Shares; provided, that the foregoing shall not prohibit such amendments effected solely to increase, or to permit the increase, of the size of the Board.

          1.5 Venture Capital Qualifying Investment. The Company hereby agrees that, subject to Applicable Law, it shall (i) furnish each VCOC Investor with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course and as such VCOC Investor may from time to time reasonably request and provide such VCOC Investor reasonable access to the books and records of the Company, including, without limitation, financial and operating data and (ii) permit each VCOC Investor to discuss the affairs, finances and accounts of the Company, and to make proposals and furnish advice with respect thereto, with the principal officers of the Company from time to time. The provisions of this Section 1.5 shall terminate on the earlier of (i) the date of termination of this Article I pursuant to Section 1.6, and (ii) the date on which, in each VCOC Investor’s good faith judgment, the provisions of this Section 1.5 are no longer required in order for the ownership of the Shares to qualify as a venture capital investment within the meaning of Department of Labor “plan asset” regulations. The Investors agrees to notify the Company promptly if, in each VCOC Investor’s good faith judgment, the provisions set forth in this Section 1.5 are no longer required in order for the ownership of the Shares to qualify as a venture capital investment within the meaning of Department of Labor “plan asset” regulations (a “VCOC”).

          1.6 Termination of Investor Rights. If as of the close of any Business Day following the Closing, the Investor Percentage Interest has fallen below the First Threshold, the Investors shall promptly notify the Company and, unless otherwise consented to by a majority of the non-Investor Directors on the Board, use their reasonable best efforts to cause one Investor Director to promptly resign from the Board such that promptly following such resignation there are two Investor Directors on the Board. If as of the close of any Business Day following the Closing, the Investor Percentage Interest falls below the Second Threshold, the Investors shall promptly notify the Company and, unless otherwise consented to by a majority of the non-Investor Directors on the Board, use their reasonable best efforts to cause an additional Investor Director to promptly resign from the Board such that immediately following such resignation there is one Investor Director on the Board. Promptly upon the occurrence of any Investor Rights Termination Event all obligations of the Company pursuant to this Article I shall terminate and the Investors shall, unless otherwise consented to by a majority of the non-Investor Directors on the Board, use their reasonable best efforts to cause any and all remaining Investor Directors to resign from the Board. If, notwithstanding the reasonable best efforts of the

Investors to cause an Investor Director to resign, such Investor Director does not resign, the Company shall call a special meeting of the stockholders of the Company for the purposes of removing such Investor Director, and each Investor agrees (a) not to object to the calling of such meeting, (b) to cause each Share Beneficially Owned by it to be present in person or represented by proxy at such special meeting and (c) to cause each such Shares to be voted in favor of the removal of such Investor Director.

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS

          2.1 Transfer Restrictions.

          (a) Without the prior written consent of the Company, no Investor shall Transfer any shares of common stock, par value $0.01 per share, of the Target (“Target Common Stock”) between the date hereof and the Closing, other than to a Controlled Affiliate of such Investor that agrees to be bound by the provisions of this Agreement as if it were an Investor hereunder (a “Permitted Transferee”).

          (b) No Investor or Permitted Transferee shall Transfer any of the Shares prior to the first anniversary of the Closing Date, other than to a Permitted Transferee. In the event that prior to the first anniversary of the Closing Date, any Permitted Transferee ceases to be a Controlled Affiliate of the transferring Investor, then any prior Transfer to such Person pursuant to such exception shall become null and void and ownership and title to any such securities so Transferred shall revert to such transferring Investor. An Investor shall promptly notify the Company following any Transfer to a Permitted Transferee.

          (c) From and after the first anniversary of the Closing, the Investors shall not Transfer any Shares:

                    (i) (A) in one or more transactions in which any Person or Group, to the Investor’s knowledge, purchases 2.5% or more of the outstanding shares of Company Common Stock, or (B) to any Person or Group who, to the Investor’s knowledge, after giving effect to such Transfer, would Beneficially Own 5% or more of the outstanding shares of Company Common Stock; provided, that the restriction set forth in this clause (i) shall not apply to Transfers (x) to underwriters, brokers or dealers who acquire Shares with the intent to resell or distribute such Shares through bona fide block trades; provided that the transferring Investor does not have knowledge of facts that could cause it to conclude that (I) the counterparty in such trade was not acquiring the Shares subject to such trade in the ordinary course of business without the purpose of changing or influencing the control of the Company or in connection with or as a participant in any transaction having such purpose or (II) such trade would result in any Person or Group Beneficially Owning in excess of 15% of the then outstanding shares of Company Common Stock, or (y) effected through a Public Offering pursuant to an exercise of the registration rights provided in this Agreement; or

                    (ii) on any given day in an amount greater than 20% of the average daily trading volume of Company Common Stock for the 20-day period immediately preceding the date of such Transfer; provided that this restriction shall not apply to Public Offerings of Shares or to block trades permitted under clause (i) above.

          (d) The foregoing restrictions on Transfer may be waived with respect to any specific Transfer by the prior approval of a majority of the members of the Board who are not Investor Directors.

          (e) Any Transfer or attempted Transfer of Shares in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

          (f) Any certificates for Shares issued pursuant to the Merger or issued to the Investors subsequent to the Closing as a result of any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on transfer of such Shares under the Securities Act and under this Agreement which legend shall state in substance:

“The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said acts. The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred within the United States unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State Act.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Stockholders Agreement dated March 23, 2010, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

          (g) Notwithstanding the foregoing, the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder at (i) such time as such restrictions are no longer applicable, and (ii) if required by the Company’s transfer agent, with respect to the restriction on transfer of such shares other than pursuant to a registration statement under the Securities Act, delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to such transfer agent, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act.

          2.2 Standstill Provisions.

          (a) During the Standstill Period, the Investors and Carlyle shall not, and shall not permit any Investment Fund, directly or indirectly, to, without the Company’s prior written consent, (i) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition or ownership of, Company Common Stock, or securities of the Company that are convertible into Company Common Stock, in each case, that represents more than 1% of the outstanding shares of Company Common Stock other than (A) pursuant to the terms of the Merger Agreement, (B) as a result of any stock split, stock dividend, subdivision of the Company Common Stock, or other transaction or change effecting the Company Common Stock, and (C) an acquisition of Shares from an Investor, (ii) deposit any shares of Company Common Stock in a voting trust or similar arrangement or subject any shares of Company Common Stock to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any shares of Company Common Stock (other than (A) to the Company or a Person specified by the Company in a proxy card provided to stockholders on or behalf of the Company or (B) to or with any other Investor), (iii) enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries, (iv) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any person with respect to the voting of, any voting securities of the Company or its subsidiaries, (v) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company, (vi) form, join or in any way participate in a Group (other than with an Affiliate of Carlyle that is bound by the restrictions of this Section 2.2(a)), with respect to any voting securities of the Company, (vii) otherwise act, alone or in concert with others, to seek to Control or influence the management or the policies of the Company, (viii) publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (ix) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing (provided that this Section 2.2(a) shall in no way limit the activities of any Investor Director taken in good faith solely in his or her capacity as a director of the Company or limit or restrict the right or ability of any Investor to exercise its rights under this Agreement (including, without limitation, the right to Transfer shares of Company Common Stock as permitted under Section 2.1) or the exercise by any Investor of its right to vote shares of Company Common Stock with respect to any matter (other than as set forth in clauses (i) (iv) or (vi) above)); provided that no public announcement is made by such Investor with respect to the manner in which such Investor intends to vote such shares with respect to any matter). The Investors and Carlyle further agree, during the Standstill Period, that the Investors and Carlyle shall not, and shall not permit any Investment Fund (nor any Person acting on behalf of or in concert with any such persons) to, without the written consent of the Company, (x) request the Company, directly or indirectly, to amend or waive any provision of this Section 2.2 (including this sentence) or (y) take any action that such person reasonably believes will require the Company to make a public announcement regarding the possibility of a business combination, merger or other type or transaction described in this Section 2.2; provided that this sentence shall in no way limit the activities of any Investor Director taken in good faith solely in his or her capacity as a director of the Company. Notwithstanding any provision hereof to the contrary, the restrictions set forth in this Section 2.2(a) shall not apply to any Investment Fund to the extent neither Carlyle nor Carlyle Investment Management, L.L.C., directly or indirectly, possesses the legal power and authority to prevent such Investment Fund from taking the actions prohibited by this Section 2.2(a).

          (b) “Standstill Period” shall mean the period from the Closing Date until the later of (i) the date on which there are no Investor Directors on the Board and (ii) the first date on which the Investors and their Affiliates no longer Beneficially Own shares of Company Common Stock representing 10% or more of the outstanding shares of Company Common Stock; provided that, if (A) the Standstill Period expires prior to an Investor Rights Termination Event, and (B) prior to the occurrence of an Investor Rights Termination Event, an Investor Director is subsequently elected or appointed to the Board, the Standstill Period shall resume and the restrictions of Section 2.2(a) shall apply, from and after the date that such Investor Director is elected or appointed to the Board until the next date on which there are no Investor Directors on the Board. In addition, the Standstill Period shall be suspended, and the restrictions of Section 2.2(a) shall not apply, during any period (each such period, a “Suspension Period”) in which the Company is in material breach of its obligations under Article I of this Agreement; provided, further, that the Standstill Period shall resume and the restrictions of Section 2.2(a) shall apply, from and after termination of any Suspension Period by reason of a cure of the material breach giving rise to such Suspension Period (and any subsequent material breach occurring during the Suspension Period) if the Board did not hold any meeting or take any material action during such Suspension Period, other than actions necessary to cure any such material breach.

          (c) The restrictions contained in Section 2.2(a) shall not apply to any hedge fund managed by the Investors or Carlyle if no Person participating in the investment or voting decisions with respect to Company Common Stock or securities convertible into Company Common Stock held or acquired by such hedge fund has been provided access to any confidential information with respect to the Company by employees of Carlyle or the Investors; provided that the purpose of any such action taken by any such hedge fund is not to avoid the provisions of Section 2.2(a) and that such hedge fund is not acting in concert with other funds subject to the restrictions of Section 2.2(a).

ARTICLE III

NON-COMPETITION; NON-SOLICIT

          3.1 Non-Competition; Non-Solicit.

          (a) In order to induce the Company to enter into the transactions contemplated by this Agreement and the Merger Agreement, except as provided in Section 3.1(b), from the Closing Date until the date that is two (2) years following the Closing Date (the “Non-Compete Period”), neither Carlyle nor any of its Investment Funds shall acquire beneficial ownership of 15% or more of the outstanding voting securities of any entity that is primarily engaged in a Competing Business (any such acquisition, a “Covered Acquisition”).

          (b) In the event that Carlyle or any Investment Fund desires to pursue any Covered Acquisition during the Non-Compete Period, Carlyle may notify the Chief Executive Officer (“CEO”) of the Company, which notification will include the name of the target business or entity in question (the “Target Business”) and the type of investment Carlyle or any Investment Fund is considering in the Target Business. Following such notification, if requested by the CEO of the Company, representatives of Carlyle will meet with the CEO of the Company to discuss the Target Business and work with the Company in good faith to evaluate the acquisition of the Target Business as an opportunity for the Company. If (i) the CEO of the Company informs Carlyle that the Company does not intend to pursue the Covered Acquisition, (ii) the CEO of the Company does not inform Carlyle that the Company intends to pursue the Covered Acquisition within thirty days of Carlyle’s notification of the CEO of the Company of its desire to effect the Covered Acquisition in question or (iii) the CEO of the Company notifies Carlyle that the Company intends to pursue the Covered Acquisition within thirty days of Carlyle’s notification of the CEO of the Company of its desire to effect the Covered Acquisition in question but the Company subsequently ceases to pursue the Covered Acquisition in good faith, Carlyle and/or one or more of its Investment Funds will be permitted to effect the Covered Acquisition, notwithstanding the restrictions set forth in Section 3.1(a); provided, that if Carlyle and/or one or more of its Investment Funds effect a Covered Acquisition of a Target Business with annual revenues in excess of $500,000,000, simultaneously with the consummation of the Covered Acquisition, Carlyle’s rights under Article I hereof will automatically terminate and if so requested by the CEO of the Company, (A) Carlyle will cause each Investor Designee to resign from the Board and (B) Carlyle will work with the Company in good faith to reach a mutually acceptable arrangement providing for implementation of an orderly sale of the shares of Company Common Stock held by Carlyle and/or its Investment Funds.

          (c) During the Non-Compete Period, (i) neither Carlyle nor any Investment Fund will compete with Target or any Subsidiary of Target with respect to the scope of work currently performed by Target or any of its Subsidiaries on any aircraft program which scope of work is, on the date hereof, under contract to, or being performed pursuant to a purchase order in effect by, the Target or any of its Subsidiaries and (ii) Carlyle will cause its Controlled Affiliates not to compete with Target or any Subsidiary of Target with respect to the scope of work currently performed by Target or any of its Subsidiaries on any aircraft program which scope of work is, on the date hereof, under contract to, or being performed pursuant to a purchase order in effect by, the Target or any of its Subsidiaries, except to the extent compliance with this clause (ii) would be inconsistent with the exercise of the fiduciary duties of Carlyle or any Investment Fund or the exercise of the fiduciary duties of any person serving as a representative or designee of Carlyle or any Investment Fund on the board of directors or similar governing body of any Controlled Affiliate of Carlyle.

          (d) From the Closing Date until December 31, 2011 (the “Non-Solicit Period”), Carlyle will not, and it shall cause its Controlled Affiliates not to, directly or indirectly solicit for employment or employ any person set forth on Annex B; provided that, media advertising not targeted at employees of the Company or the use of an independent search firm that contacts employees of the Target (other than at the direction of Carlyle or its Controlled Affiliates) shall not be deemed to be direct or indirect solicitations; provided further that, during the Non-Solicit Period, notwithstanding the foregoing proviso, in no event shall Carlyle or its Controlled Affiliates hire any person set forth on Annex B unless such person’s employment has been terminated by the Company following the Closing. The restrictions contained in this Section 3.1(c) shall not apply to the activities of any direct or indirect portfolio companies of Investment Funds who have not received from Carlyle any confidential information relating to the Target, the Company or their respective Affiliates, so long as neither Carlyle nor its Investment Funds encourage or induce such portfolio companies to take any of the actions prohibited by this Section 3.1(c) (it being understood that no portfolio company will be deemed to have received any such confidential information from Carlyle solely due to the fact that an employee of Carlyle who has received access to such confidential information serves on the board of directors or similar governing body of such portfolio company; provided that such employee does not provide such confidential information to the officers or employees or other non-Carlyle directors of such portfolio company. Notwithstanding the foregoing, neither (x) service by the individuals listed on Annex C (the “Covered Individuals”) as a designee of Carlyle or one of its Controlled Affiliates on the board of directors of any portfolio company (or solicitation by Carlyle or its Controlled Affiliates of such Covered Individuals to provide such service) or (y) the rendering of consulting services to Carlyle or one of its Controlled Affiliates by a Covered Individual from time to time in a manner that does not interfere with such Covered Individual’s fulfillment of duties to the Company or any of its Subsidiaries (or solicitation by Carlyle or its Controlled Affiliates of such Covered Individuals to provide such service) shall be a violation of this Section 3.1(d).

          (e) It is the intent of the parties to this Agreement that the provisions of this Section 3.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 3.1 shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

          (f) The parties acknowledge that damages and remedies at law for any breach of this Section 3.1 would be inadequate and that the Company shall be entitled to specific performance and other equitable remedies (including an injunction) and such other relief as a court or tribunal may deem appropriate in addition to any other remedies the Company may have in the event of a breach of this Section 3.1. Notwithstanding any provision hereof to the contrary, the restrictions set forth in this Section 3.1 shall not apply to any Investment Fund or Controlled Affiliate of Carlyle to the extent neither Carlyle nor Carlyle Investment Management, L.L.C. possesses the legal power and authority to prevent such Investment Fund or Controlled Affiliate from taking the actions prohibited by this Section 3.1.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of the Investors. Each of the Investors, on behalf of itself and not any other Investor, hereby represents and warrants to the Company as follows:

          (a) Such Investor is the sole record and Beneficial Owner of the number of shares of Target Common Stock listed on Annex A opposite such Investor’s name and such shares constitute all of the shares of capital stock of the Company owned of record or Beneficially Owned by such Investor.

          (b) Such Investor has been duly formed, is validly existing and is in good standing under the laws of its state of organization. Such Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (c) The execution and delivery by such Investor of this Agreement, the performance by such Investor of its obligations under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 3.4 of the Merger Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require the consent or approval of any Person under, Applicable Law, the organizational documents of such Investor or any contract or agreement to which such Investor is a party.

          (d) The execution, delivery and performance of this Agreement by such Investor has been duly authorized by all necessary corporate action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

          (e) Such Investor: (i) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Such Investor has requested, received, reviewed and considered all information that such Investor deems relevant in making an informed decision to invest in the Shares and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to such Investor’s satisfaction. Such Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under state securities laws and acknowledges that the Shares are not registered under the Securities Act or any other applicable law and that such shares may not be Transferred except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom.

          4.2 Representations and Warranties of Carlyle. Carlyle hereby represents and warrants to the Company as follows:

          (a) Carlyle is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization. Carlyle has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (b) The execution and delivery by Carlyle of this Agreement, the performance of the obligations of Carlyle under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 3.4 of the Merger Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require any consent or approval of any Person under, Applicable Law, the organizational documents of Carlyle or any contract or agreement to which Carlyle is a party.

          (c) The execution, delivery and performance of this Agreement by Carlyle has been duly authorized by all necessary corporate action on the part of Carlyle. This Agreement has been duly executed and delivered by Carlyle and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of Carlyle, enforceable against Carlyle in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

          4.3 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Holder Representative as follows:

          (a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (b) The execution and delivery by the Company of this Agreement, the performance of the obligations of the Company under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 4.4 of the Merger Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require any consent or approval of any Person under, Applicable Law, the organizational documents of the Company or any contract or agreement to which the Company is a party.

          (c) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE V

REGISTRATION

          5.1 Demand Registrations.

          (a) Requests for Registration. Subject to Section 5.1(b), at any time following the first anniversary of the date hereof, an Investor or Investors may request in writing, that the Company effect the registration (which, for avoidance of doubt, may be a Shelf Registration) of all or any part of the Registrable Securities held by such Investor or Investors (a “Registration Request”) (which Registration Request shall specify the number of Registrable Securities intended to be registered and the intended method of distribution). Promptly after its receipt of any Registration Request, the Company will give written notice of such request to all other holders of Registrable Securities (which notice shall be given in any event within five (5) Business Days of the date on which the Company received the applicable Registration Request) and will use its reasonable best efforts to register, as soon as practicable (and in any event within sixty (60) days of the date of such Registration Request) in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by any other holders of Registrable Securities by written notice to the Company given within ten (10) Business Days after the date the Company has given such holders of Registrable Securities notice of the Registration Request. Any registration requested by an Investor or Investors pursuant to this Section 5.1(a) is referred to in this Agreement as a “Demand Registration.”

          (b) Limitation on Demand Registrations.

                    (i) The Company shall not be required to (A) effect more than five (5) Demand Registrations or underwritten takedown under the Shelf Registration Statement, (B) effect more than one (1) Demand Registration or underwritten takedown under the Shelf Registration Statement within any six (6) month period, (C) effect a Demand Registration or underwritten takedown under the Shelf  Registration Statement unless the expected gross proceeds of the offering of Registrable Securities to be included in such Demand Registration or underwritten takedown are at least $50 million or (D) cause any Demand Registration to become effective prior to the first (1st) anniversary of the Closing Date. No Demand Registration or underwritten takedown will count for the purposes of the limitations in this Section 5.1(b) unless the registration has been declared or ordered effective by the Commission and remains continuously effective until (A) in the case of a Shelf Registration, the earlier of (i) three years after its effective date, (ii) the date on which all Registrable Securities covered thereby have been sold pursuant to such registration and (iii) the first date on which no Registrable Securities remain outstanding and (B) in the case of a registration statement that does not relate to a Shelf Registration, the earlier of (x) date on which all Registrable Securities covered thereby have been sold pursuant to such registration (or if earlier, the first date on which no Registrable Securities remain outstanding) and (y) the close of business on the 180th day after such registration has been declared or ordered effective by the Commission.

                    (ii) The Company also shall not be required to effect any Demand Registration if the Company has notified the Investor or Investors making the Registration Request that, in the good faith judgment of the Company, it would be materially detrimental to the Company for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than forty-five (45) days after receipt of the request of the Investor or Investors; provided that such right to delay a request pursuant to this Section 5.1(b)(ii) or Section 5.3(b) shall be exercised by the Company not more than three periods in any twelve (12) month period and not more than ninety days in the aggregate in such twelve (12) month period. If the Company postpones the filing of a prospectus or the effectiveness of a Registration Statement pursuant to this Section 5.1(b)(ii), an Investor or Investors will be entitled to withdraw its or their Registration Request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in this Section 5.1(b).

          (c) Selection of Underwriters.

                    (i) The lead underwriter to administer the offering in connection with any Demand Registration will be chosen by the Investors subject to the prior written consent, not to be unreasonably denied, withheld, conditioned or delayed, of the Company.

                    (ii) The right of any holders of Registrable Securities to registration pursuant to this Section 5.1 will be conditioned upon such holders of Registrable Securities agreeing to the method of distribution being proposed by the Investor requesting such Demand Registration and, in the case of an underwritten offering, agreeing to such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting, and, in the case of an underwritten offering, each such holder of Registrable Securities will (together with the Company and the other holders of Registrable Securities distributing their securities through such underwriting) enter into an underwriting agreement in the form approved by the Investors with the underwriter or underwriters selected for such underwriting.

          (d) Priority on Demand Registrations. The Company will not include in any Demand Registration pursuant to this Section 5.1 any shares of Company Common Stock that are not Registrable Securities, without the prior written consent of the Investor who delivered the Registration Request. If the managing underwriter advises the Company that in its reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other shares of Company Common Stock requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of the Investors, pro rata on the basis of the aggregate number of Registrable Securities owned by all holders of

Registrable Securities who have delivered written requests for registration pursuant to Section 5.1(a), (ii) any shares of Company Common Stock to be sold by the Company and (iii) any shares of Company Common Stock requested to be included pursuant to the exercise of other contractual registration rights granted by the Company pro rata among such holders (if applicable) on the basis of the aggregate number of securities requested to be included by such holders.

          5.2 Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any shares of Company Common Stock (or securities convertible into or exercisable for shares of Company Common Stock) in connection with a Public Offering solely for cash, other than pursuant to a Demand Registration or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5.2(c), will include in such registration all Registrable Securities which are permitted to be Transferred pursuant to Section 2.1 with respect to which the Company has received written requests for inclusion therein within fifteen Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any holder of Registrable Securities that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifteenth (15th) Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 5.2 prior to the effectiveness of such registration, whether or not any holder of Registrable Securities has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 5.5 the Company will have no liability to any holder of Registrable Securities in connection with such termination or withdrawal.

          (b) Underwritten Registration. If the registration referred to in Section 5.2(a) is proposed to be underwritten, the Company will so advise the holders of Registrable Securities. In such event, the right of any holder of Registrable Securities to registration pursuant to this Section 5.2 will be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting, and each such holder of Registrable Securities will (together with the Company and the other holders of Registrable Securities and other holders of securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

          (c) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the shares of Company Common Stock the Company proposes to sell, (ii) second, Registrable Securities of any holders of Registrable Securities who have requested registration of Registrable Securities pursuant to Section 5.2(a), pro rata on the basis of the aggregate number of such securities or shares owned by each such holder of Registrable Securities and (iii) third, any shares of Company Common Stock requested to be included pursuant to the exercise of other contractual registration rights granted by the Company pro rata among such holders (if applicable) on the basis of the aggregate number of securities requested to be included by such holders.

          5.3 Shelf Registration Statement.

          (a) Subject to Section 5.3(b), not later than the first anniversary of the Closing Date, the Company shall file with the Commission either (i) a Shelf Registration Statement or (ii) pursuant to Rule 424(b) under the Securities Act, a prospectus supplement that shall be deemed to be part of an existing Shelf Registration Statement in accordance with Rule 430B under the Securities Act, in each case relating to the offer and sale of all of the Registrable Securities (the “Shelf Registration”). The Company shall, if such Shelf Registration Statement is not automatically effective, use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing. The Company shall amend or supplement such Shelf Registration Statement to include additional Registrable Securities at such time as the Transfer of such Registrable Securities is permitted pursuant to Section 2.1(a). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective, including by filing a replacement Shelf Registration Statement upon the expiration of the original Shelf Registration Statement until such time as there are no remaining Registrable Securities, and subject to the limitation on underwritten takedowns set forth in Section 5.1(b)(i), amend the Shelf Registration Statement from time to time as requested by the holders of Registrable Securities to permit disposition of Registrable Securities pursuant thereto in accordance with the preferred method of distribution of Shares under the Shelf Registration Statement of such holders.

          (b) The Company shall not be required to file the Shelf Registration Statement if the Company has notified the holders of Registrable Securities that, in the good faith judgment of the Company, it would be materially detrimental to the Company for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than forty-five (45) days.

          5.4 Registration Procedures. Subject to Section 5.1(b), whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Sections 5.1 or 5.2 of this Agreement and with respect to a Shelf Registration, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall use its reasonable best efforts to as expeditiously as reasonably practicable:

          (a) With respect to a Demand Registration or a Piggyback Registration, prepare and file with the Commission a registration statement with respect to such

Registrable Securities (which, for the avoidance of doubt, may be a Shelf Registration) and use its reasonable best efforts to cause such registration statement to become effective, or prepare and file with the Commission a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and, upon the request of the holders of a majority of the Registrable Securities registered hereunder, keep such registration statement effective or such prospectus supplement current, until (i) in the case of a Shelf Registration (other than the Shelf Registration Statement described in Section 5.3), the earlier of (A) three years after the effective date, (B) the date on which all Registrable Securities covered thereby have been sold pursuant to such registration and (C) the first date on which no Registrable Securities remain outstanding) and (ii) in the case of any registration statement not related to a Shelf Registration, the earlier of (A) the date on which all Registrable Securities covered thereby have been sold pursuant to such registration, (B) the first date on which no Registrable Securities remain outstanding and (C) the close of business on the 180th day after such registration has been declared or ordered effective by the Commission;

          (b) Prepare and file with the Commission such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a);

          (c) Furnish to the holders of Registrable Securities such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities, blue sky or other laws of such jurisdictions as shall be reasonably requested by the holders of Registrable Securities, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such holder of Registrable Securities; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) Enter into customary agreements (including, if permitted hereunder, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form with the managing underwriter(s) of such offering) and take such other actions (including participating in and making documents available for the due diligence review of underwriters if the method of distribution is by means of an underwriting) as are reasonably required in order to facilitate the disposition of such Registrable Securities. Each holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

          (f) With respect to a Demand Registration, at the reasonable request of the Investor who delivered the Registration Request, cause its senior executives to participate, at the Company’s expense, in customary investor presentations and “road shows” (to be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of the business of the Company);

          (g) Notify each holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (h) Make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in an underwritten Public Offering and deliver such documents and certificates as may be reasonably requested by the managing underwriter, if any, to evidence compliance with the foregoing and with any customary conditions contained in the applicable underwriting agreement entered into by the Company;

          (i) Use its commercially reasonable efforts to furnish to the managing underwriter, if any, (i) an opinion of outside legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten Public Offering, addressed to the underwriters, and (ii) a “comfort letter” from the independent registered public accountants of the Company addressed to underwriters, if any, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten Public Offering;

          (j) Give written notice to the holders of Registrable Securities:

                    (i) when any Registration Statement relating to such registrations or any amendment thereto has been filed with the Commission and when such registration statement or any post-effective amendment thereto has become effective;

                    (ii) of any request by the Commission for amendments or supplements to any registration statement filed in connection therewith or the prospectus included therein or for additional information;

                    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement filed in connection therewith or the initiation of any proceedings for that purpose;

                    (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Company Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (v) of the happening of any event that requires the Company to make changes in any effective registration statement filed in connection therewith or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

          (k) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 5.4(j)(iii) at the earliest practicable time;

          (l) Upon the occurrence of any event contemplated by Section 5.4(j)(v) above, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the holders of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the holders of Registrable Securities in accordance with Section 5.4(j)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the holders of Registrable Securities shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all hard copies of such prospectus (at the Company’s expense) other than permanent file copies then in such holder’s possession, and the period of effectiveness of such registration statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date holders of Registrable Securities shall have received such amended or supplemented prospectus pursuant to this Section 5.4(l);

          (m) Use its reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the holders of Registrable Securities or the underwriters;

          (n) If requested by the managing underwriter or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement or post-effective amendment such information as the managing underwriter and the holders of a majority of Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such underwritten offering, and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

          (o) Cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

          (p) Use its reasonable best efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on the New York Stock Exchange;

          (q) Use its reasonable best efforts to provide a CUSIP number for all Registrable Securities not later than the effective date of the applicable registration statement;

          (r) Following reasonable advance notice, make available for inspection by representatives of the holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to the applicable registration statement, and any attorney or accountant retained by such holders (but not more than one firm of counsel and one firm of accountants to such holders) or any such underwriter, all relevant financial and other records and pertinent corporate documents and information of the Company, as shall be reasonably requested in connection with the applicable registration and customary for similar due diligence examinations by underwriters, and cause the Company’s officers, directors and employees to supply such information during normal business hours at the offices where such information is normally kept; and

          (s) Otherwise use its reasonable best efforts to comply with all rules and regulations of the Commission applicable to the Company in connection with such registration, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, (A) covering the 12-month period commencing at the end of the fiscal quarter in which the applicable registration statement becomes effective, within ninety (90) days of the end of such 12-month period, and (B) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable registration statement, which statements shall cover such 12-month period.

          5.5 Registration Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the Shares so registered pro rata on the basis of the aggregate offering or sale price of the Shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 5.1, the request of which has been subsequently withdrawn by the requesting Investor, unless the withdrawal was of the type described in the last sentence of Section 5.1(b)(ii). If the Investors and/or the holders of Registrable Securities are required to pay Registration Expenses pursuant to the immediately preceding sentence, such expenses shall be borne by the Investors or the holders of Registrable Securities requesting such registration in proportion to the number of Registrable Securities for which registration was requested.

          5.6 Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any registration hereunder that is underwritten unless such holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Investor who delivered the Registration Request, in the case of a registration effected pursuant to Section 5.1 or Section 5.3, or the Company, in the case of a registration effected pursuant to Section 5.2 (including, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such holder’s failure to so cooperate, will not constitute a breach by the Company of this Agreement).

          5.7 Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, each holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the holder of Registrable Securities has received copies of a supplemented or amended prospectus or prospectus supplement, or until such holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all hard copies, other than permanent file copies then in such holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any twelve-month period shall not exceed the excess of ninety (90) days less the number of days in such twelve-month period that the Company has delayed effecting a registration in reliance on the last sentence of Section 5.1.

          5.8 Rule 144; Legended Securities. The Company will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, with a view to enabling such holder of Registrable Securities to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information requirements.

          5.9 Holdback. In consideration for the Company agreeing to its obligations under this Agreement, each holder of Registrable Securities agrees that if requested by the underwriters managing any underwritten offering by the Company of shares of Company Common Stock or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock, such holder shall (whether or not such holder is participating in such offering) agree not to (other than pursuant to such underwritten offering) Transfer any Company Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters during the period specified by the managing underwriters which period shall not exceed ten (10) days prior or ninety (90) days following any registered offering of such securities by the Company; provided that, the Company and all of its executive officers and directors shall have likewise agreed with such underwriters and the holders of Registrable Securities not to issue or Transfer any shares of Company Common Stock or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock during such period pursuant to an agreement that is substantially identical to the lock-up agreement to be signed by the holders of Registrable Securities, which agreement may not be waived or amended without the consent of the holders of Registrable Securities, except any waiver applicable to any executive officer of the Company that is applied equally to the holders of Registrable Securities. This Section 5.9 shall not apply to any offering by the Company effected during the period following receipt by the Company of any Registration Request for a Demand Registration until the earlier of (A) thirty (30) days after the date on which the registration statement filed pursuant to such Registration Request is declared effective and (B) the date on which all securities covered by such registration statement have been sold pursuant thereto.

          5.10 Delay of Registration; Furnishing Information.

          (a) No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 5.2.

          (b) No holder of Registrable Securities shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

          (c) It shall be a condition precedent to the obligations of the Company to file any registration statement pursuant to Section 5.1 that the selling holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities reasonably requested by the Company to the extent such information is necessary to effect the registration of their Registrable Securities.

ARTICLE VI

INDEMNIFICATION

          6.1 Indemnification.

          (a) The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors and managers and each Person who is a controlling Person of such holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for, any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus used to register Registrable Securities pursuant to this Agreement or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to a Covered Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein, or arises out of or is based on such holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with copies thereof.

          (b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each underwriter and any Person who is or might be deemed to be a controlling person of the Company, any of its subsidiaries or any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be individual and several to each holder of Registrable Securities and will be limited to the net proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any other legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless the indemnifying party and the indemnified party shall have mutually agreed to the contrary or the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any one firm of local counsel for each jurisdiction) retained by the indemnified persons for all indemnified persons and that all such fees and expenses of such separate counsel shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably denied, withheld, conditioned or delayed, but if settled with such consent or if there be a judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

          (e) If the indemnification provided for in Section 6.1(a) or Section 6.1(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any holder of Registrable Securities will be obligated to contribute pursuant to this Section 6.1(e) will be limited to an amount equal to the net proceeds to such holder of Registrable Securities sold pursuant to the Registration Statement that gives rise to such obligation to contribute (less the aggregate amount of any damages that the holder of Registrable Securities has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

DEFINITIONS

          7.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, any Person who directly or indirectly Controls, is Controlled by, or is under common Control with the specified Person.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of (i) constitutions, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Entity, and (ii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act without giving effect to the 60-day limitation on determining beneficial ownership contained in Rule 13d-3(d)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Board” has the meaning set forth in Section 1.1.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in the recitals.

“Competing Business” shall mean the business of designing, manufacturing and assembling large, complex aerostructures for commercial or military aircraft, which, for avoidance of doubt, does not include engaging in such activities as part of a business of designing, assembling, manufacturing or selling complete or finished aircraft.

“Control” means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Covered Person” has the meaning set forth in Section 6.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Threshold” has the meaning set forth in Section 1.2(a).

“Governmental Entity” means any foreign, federal or state government, or regulatory or enforcement authority of any such government or any court, administrative agency or commission or other authority or instrumentality of any such government or any SRO.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holder Representative” has the meaning set forth in the Merger Agreement.

“Initial Investor” and “Initial Investors” have the meaning set forth in the preamble.

“Initial VCOC Investor” has the meaning set forth in Section 1.2(g).

“Investment Fund” means any investment fund or separate investment account that is managed by the Investors, Carlyle or Carlyle Investment Management, L.L.C.

“Investor” and “Investors” means (i) the Initial Investors and (ii) any Permitted Transferee that is Transferred Shares after the Closing Date in compliance with the terms of this Agreement.

“Investor Designees” means individuals designated in writing by the Investors for election or appointment to the Board. The term “Investor Designee” shall refer to any of the Investor Designees.

“Investor Director” means an Investor Designee who has been elected or appointed to the Board.

“Investor Percentage Interest” means the percentage calculated by dividing (x) the number of Shares that are as of the date of such calculation Beneficially Owned by the Investors and their Permitted Transferees, in the aggregate, by (y) the number of Shares received by the Investors pursuant to the Merger.

“Investor Rights Termination Event” shall be deemed to occur if, as of the end of any Business Day following the Closing Date, the Investors Beneficially Own less than 5% of the then issued and outstanding shares of Company Common Stock.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Company or any such successor or replacement committee.

“Non-Solicit Period” has the meaning set forth in Section 3.1(c).

“Permitted Transferee” has the meaning set forth in Section 2.1(a).

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Public Offering” means a public offering of equity securities of the Company pursuant to an effective Registration Statement under the Securities Act (other than a Special Registration).

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and (i) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

“Registrable Securities” means the Shares held by the Investors; provided that the Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, all registration and filing fees, Financial Industry Regulatory Authority, Inc. fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Request” has the meaning set forth in Section 5.1(a).

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Second Threshold” has the meaning set forth in Section 1.2(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, fees and disbursements of counsel for any holder of Registrable Securities and any Registration Expenses required by Applicable Law to be paid by a selling stockholder.

“Shares” shall have the meaning set forth in the recitals and shall also be deemed to refer to any securities issued in respect of the shares of Company Common Stock received by the Investors in the Merger, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Shelf Registration” has the meaning set forth in Section 5.3.

“Shelf Registration Statement” means a Registration Statement on Form S-3 (or any successor or similar provision) or any similar short-form or other appropriate Registration Statement that may be available at such time, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any successor or similar provision) under the Securities Act covering Registrable Securities. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or any successor or similar forms) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

“SRO” means (i) any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, or (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market and (iii) any other securities exchange.

“Standstill Period” has the meaning set forth in Section 2.2(b).

“Suspension Period” has the meaning set forth in Section 2.2(b).

 “Target” has the meaning set forth in the recitals.

“Target Common Stock” has the meaning set forth in Section 2.1(a).

“Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“VCOC” has the meaning set forth in Section 1.5.

“VCOC Investors” means the Initial VCOC Investor and each Permitted Transferee which acquires Shares and notifies the Company in writing that it is subject to contractual obligations requiring Shares to qualify as a venture capital investment within the meaning of Department of Labor “plan asset” regulations or requiring such Permitted Transferee to use efforts to cause ownership of the Shares to qualify as a venture capital investment within the meaning of Department of Labor “plan asset” regulations.

“Voting Securities” of any Person means securities of such Person entitling the holder thereof to vote with respect to the election of the board of directors or similar governing body of such Person.

          7.2 Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to “$” or “dollars” means United States dollars. The definitions given for terms in this Article VII and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter (including the Merger Agreement) shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE VIII MISCELLANEOUS

          8.1 Term. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein will continue in effect thereafter until the earlier of (a) the termination of the Merger Agreement and (b) its termination by the consent of all parties hereto or their respective successors in interest.

          8.2 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that violates the rights granted to the holders of Registrable Securities in this Agreement.

          8.3 Investor Actions. Any action taken by the Investors pursuant to this Agreement shall be by the act of the holders of a majority of the Shares held by all Investors.

          8.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Investors. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

          8.5 Successors and Assigns. Except (i) as and to the extent set forth in Section 2.1(b) and (ii) for any assignment by any Investor to any Permitted Transferee, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company and the Investors. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 8.5 shall be void.

          8.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          8.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

          8.8 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Merger Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

          8.9 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the exclusively jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          8.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          8.11 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, except as otherwise provided in Section 5.10, the parties shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 8.9, in addition to any other remedy to which they are entitled at law or in equity.

          8.12 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns, all of whom shall be third party beneficiaries of this Agreement, provided that (i) any Person (other than the Initial Investors) that becomes an Investor shall be an intended third party beneficiary hereof and (ii) the Persons indemnified under Article VI are intended third party beneficiaries of Article VI.

          8.13 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

John B. Wright, II

Vice President, General counsel & Secretary
1550 Liberty Ridge Drive
Suite 100
Wayne, PA 19087
Facsimile: (610) 251-1555

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Edward D. Herlihy
                David E. Shapiro
Facsimile: (212) 403-2000

If to an Investor, to:

TC Group, L.L.C.
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
Attention: Adam Palmer
Facsimile: (202) 347-9250

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004
Attention: Daniel T. Lennon
                Paul F. Sheridan, Jr.
Facsimile: (202) 637-2201

If to an Carlyle, to:

TC Group, L.L.C.
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
Attention: Adam Palmer
Facsimile: (202) 347-9250

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW

Suite 1000
Washington, DC 20004
Attention: Daniel T. Lennon
                Paul F. Sheridan, Jr.
Facsimile: (202) 637-2201

The remainder of this page left intentionally blank.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

TRIUMPH GROUP, INC.

By: /s/ Richard C. Ill
Name: Richard C. Ill
Title: Chairman and Chief Executive Officer

CARLYLE PARTNERS III, L.P.

By: TC GROUP III, L.P., its general partner
By: TC GROUP III, L.L.C., its general partner
By: TC GROUP INVESTMENT HOLDINGS,
L.P., its sole member
By: TCG HOLDINGS II, L.P., its general partner

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE PARTNERS II, L.P.

By: TC GROUP II, L.L.C., its general partner
By: TC GROUP, L.L.C., its sole member
By: TCG HOLDINGS, L.L.C., its managing
member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE INTERNATIONAL PARTNERS II,
L.P.

By: TC GROUP II, L.L.C., its general partner
By: TC GROUP, L.L.C., its sole member
By: TCG HOLDINGS, L.L.C., its managing
member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

Signature Page to Stockholders Agreement

CARLYLE-AEROSTRUCTURES PARTNERS, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CHYP HOLDINGS, L.L.C.

By: CARLYLE HIGH YIELD PARTNERS, L.P., its sole member
By: TCG HIGH YIELD, L.L.C., its general partner
By: TCG HIGH YIELD HOLDINGS, L.L.C., its sole member
By: TC GROUP, L.L.C., its sole member
By: TCG Holdings, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE-AEROSTRUCTURES PARTNERS II, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

Signature Page to Stockholders Agreement

CP III COINVESTMENT, L.P.

By: TC GROUP III, L.P., its general partner
By: TC GROUP III, L.L.C., its general partner
By: TC GROUP Investment Holdings, L.P., its sole member
By: TCG HOLDINGS II, L.P., its general partner

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

C/S INTERNATIONAL PARTNERS

By: TC GROUP II, L.L.C., its general partner
By: TC GROUP, L.L.C., its sole member
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE-AEROSTRUCTURES INTERNATIONAL PARTNERS, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

Signature Page to Stockholders Agreement

CARLYLE-CONTOUR PARTNERS, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE SBC PARTNERS II, L.P.

By: TC GROUP II, L.L.C., its general partner
By: TC GROUP, L.L.C., its sole member
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE INTERNATIONAL PARTNERS III, L.P.

By: TC GROUP II, L.L.C., its general partner
By: TC GROUP, L.L.C., its sole member
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

Signature Page to Stockholders Agreement

CARLYLE-AEROSTRUCTURES MANAGEMENT, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE-CONTOUR INTERNATIONAL PARTNERS, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

CARLYLE INVESTMENT GROUP, L.P.

By: TC GROUP, L.L.C., its general partner
By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

Signature Page to Stockholders Agreement

TC GROUP, L.L.C.

By: TCG HOLDINGS, L.L.C., its managing member

By: /s/ Adam J. Palmer
Name: Adam J. Palmer
Title: Managing Director

Signature Page to Stockholders Agreement